Exhibit (l)

Skadden, Arps, Slate, Meagher & Flom llp 500 Boylston Street Boston, Massachusetts 02116
DIRECT DIAL 617-573-4836 DIRECT FAX 617-305-4836 EMAIL ADDRESS KENNETH.BURDON@SKADDEN.COM	________ TEL: (617) 573-4800 FAX: (617) 573-4822 www.skadden.com July 6, 2017

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BlackRock Preferred Partners LLC

100 Bellevue Parkway

Wilmington, Delaware 19809

Re:	BlackRock Preferred Partners LLC —
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to BlackRock Preferred Partners LLC, a limited liability company (the “Fund”) formed under the Delaware Limited Liability Company Act (the "DLLCA"), in connection with the issuance and sale by the Fund of up to $157,804,862.00 in units of limited liability company interests in the Fund (the “Units”).

This opinion is being furnished to you in accordance with the requirements of sub-paragraph (l) of Item 25.2 of Part C of Form N-2 Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”).

In rendering the opinions stated herein, we have examined and relied on the following:

(i) the notification of registration on Form N-8A (File No. 811-22550) of the Fund filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on April 20, 2011;

(ii) the Registration Statement on Form N-2 (File Nos. 333-218077 and 811-22550) of the Fund relating to the Units filed with the Commission on May 18, 2017 under the Securities Act and the 1940 Act, allowing for delayed or continuous offerings pursuant to Rule

BlackRock Preferred Partners LLC

July 6, 2017

415 of the General Rules and Regulations under the Securities Act, and as proposed to be amended by Pre-Effective Amendment No. 1 on or about the date hereof (such Registration Statement, as so amended and proposed to be amended, being hereinafter referred to as the “Registration Statement”);

(iii) an executed copy of a certificate of Janey Ahn, Secretary of the Fund, dated the date hereof (the "Secretary Certificate");

(iv) an executed copy of the Distribution Agreement dated August 22, 2011 (the “Distribution Agreement”) between the Fund and BlackRock Investments, LLC and certified pursuant to the Secretary's Certificate;

(v) an executed copy of the Dealer Agreement between BlackRock Investments, LLC and Morgan Stanley Smith Barney LLC, dated August 26, 2011;

(vi) the Selling Agreement among BlackRock Investments, LLC, the Fund and Ameriprise Financial Services, Inc., dated July 22, 2013, as amended on July 29, 2013;

(vii) a copy of the Fund’s Certificate of Formation, certified by the Secretary of State of the State of Delaware as of July 6, 2017, and certified pursuant to the Secretary's Certificate;

(viii) a copy of the Fund’s Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), dated June 6, 2012, by and among the Fund and each Member (as defined therein), certified pursuant to the Secretary's Certificate and filed as an exhibit to the Registration Statement;

(ix) a copy of the Fund’s By-Laws, as amended and currently in effect, certified pursuant to the Secretary's Certificate and filed as an exhibit to the Registration Statement;

(x) a copy of certain resolutions of the Board of Directors of the Fund, adopted on May 13, 2011, relating to the creation, issuance and sale of the Units and related matters, certified pursuant to the Secretary's Certificate; and

(xi) a copy of certain resolutions of the Board of Directors of the Fund, adopted on June 8, 2017, relating to the continuance of the Distribution Agreement in accordance with its terms, certified pursuant to the Secretary's Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

BlackRock Preferred Partners LLC

July 6, 2017

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Fund and others and of public officials, including the facts and conclusions set forth in the Secretary's Certificate and the factual representations and warranties contained in the Distribution Agreement.

In making our examination of documents, we have assumed that the parties thereto, other than the Fund, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that if a holder of Units requests a certificate representing such holder’s Units, such certificate will have been signed manually or by facsimile by an authorized officer of the transfer agent and registrar for the Units and registered by such transfer agent and registrar.

We do not express any opinion with respect to the laws of any jurisdictions other than the DLLCA. The Units may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective under the Securities Act; (ii) the Fund has duly accepted investors’ subscriptions for Units as contemplated by the Distribution Agreement; and (iii) the investors’ accounts have been duly credited, the Units are registered in the Fund's share registry, and the Units represented thereby have been delivered upon payment of the consideration therefor determined by the Board of Directors, the Units, when issued and sold in accordance with the provisions of the Distribution Agreement, will be duly authorized by all requisite limited liability company action on the part of the Fund under the DLLCA, and the Units will be validly issued and fully paid, and, under the DLLCA, the holders of the Units will have no obligation to make further payments for the purchase of such Units or contributions to the Fund solely by reason of their ownership of such Units (except as provided in the last sentence of Section 3.1(h) of the LLC Agreement, and except for the obligation of any holders of Units to repay any funds wrongfully distributed to them) provided that the consideration therefor is at least that set forth in the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of

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July 6, 2017

persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom, LLP

T.A.D.

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